Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

February 2, 2007

Crown Castle International Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Crown Castle International Corp., a Delaware corporation (“you” or “Crown Castle”), in connection with the preparation of the registration statement on Form S-3 (such Registration Statement, including the documents incorporated by reference therein, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 48,797,944 shares (the “Shares”) of common stock, par value $0.01 per share, of Crown Castle, to be sold by certain selling stockholders of Crown Castle (the “Selling Stockholders”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Registration Statement; (b) an executed copy of the Agreement and Plan of Merger dated October 5, 2006, by and among Global Signal Inc. (“Global Signal”), Crown Castle and CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle; (c) an executed copy of the Stockholders Agreement, dated as of October 5, 2006, among Crown Castle and each of the stockholders of Global Signal named therein; (d) the Restated Certificate of Incorporation of Crown Castle, as amended; (e) the Amended and Restated Bylaws of Crown Castle, as amended; (f) the Amended and Restated Rights Agreement between Crown Castle and Mellon Investor Services LLC, as amended (the “Rights Agreement”), regarding the rights (the “Rights”) associated with shares of Crown Castle common stock that allow Crown Castle common stockholders to purchase shares of Crown Castle Series A Participating Cumulative Preferred Stock, par value $0.01 per share, in certain circumstances; (g) certain resolutions adopted by the Board of Directors of Crown Castle on

January 11, 2007, pertaining to the registration and issuance of the Shares; (h) various corporate records and proceedings relating to the organization of Crown Castle and the issuance by Crown Castle of the Shares; and (i) a specimen certificate representing the Shares. We have relied, with respect to certain factual matters, on the representations of officers or directors of Crown Castle and documents furnished to us by Crown Castle without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on and subject to the foregoing, we are of the opinion that the Shares and the associated Rights have been duly and validly issued and are fully paid and nonassessable.

It should be understood that our opinion addresses the Rights and the Rights Agreement in their entirety and not any particular provision of the Rights or the Rights Agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating such rights in their entirety.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Crown Castle International Corp. 510 Bering Drive, Suite 600 Houston, Texas 77057

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